Exhibit 10.1

NINTH AMENDMENT AGREEMENT AND ALLONGE

THIS NINTH AMENDMENT AGREEMENT AND ALLONGE (this “Agreement”) is made effective as of the 31st day of March, 2008, by and among Bank of America, N.A., a national banking association, with an office located at 111 Westminster Street, Providence, Rhode Island (the “Lender”), and Summer Infant (USA), Inc., a Rhode Island corporation, formerly known as SII Acquisition, Inc., as successor by merger with Summer Infant, Inc. (“SII”), Summer Infant Europe Limited, a private company limited by shares organized under the laws of England and Wales with registered number 04322137 (“SIE”), and Summer Infant Asia Limited, a Hong Kong corporation (“SIA”), all with a principal place of business located at 1275 Park East Drive, Woonsocket, Rhode Island (SII, SIE, and SIA herein individually referred to as a “Borrower” and collectively referred to as the “Borrowers”).

PURPOSE

A.            Lender and Borrowers entered into that certain Revolving Credit Agreement dated July 19, 2005 (the “Loan Agreement”) with respect to a revolving line of credit (the “Revolving Loan”) from Lender to Borrowers providing borrowing availability up to $7,500,000, which Loan Agreement was heretofore amended pursuant to (i) that certain Amendment Agreement and Allonge between Lender and Borrowers dated as of December 29, 2005 (the “First Amendment”), which First Amendment increased the borrowing availability under the Revolving Loan to $11,000,000, (ii) that certain Second Amendment Agreement and Allonge between Lender and Borrowers dated as of April 30, 2006 (the “Second Amendment”), which Second Amendment extended the maturity of the Revolving Loan, (iii) that certain Third Amendment Agreement and Allonge between Lender and Borrowers dated as of July 31, 2006 (the “Third Amendment”), which Third Amendment increased the borrowing availability under the Revolving Loan to $13,000,000 and further extended the maturity of the Revolving Loan, (iv) that certain Fourth Amendment Agreement and Allonge between Lender and Borrowers dated as of December 21, 2006 (the “Fourth Amendment”), which Fourth Amendment increased the borrowing availability under the Revolving Loan to $17,000,000, (v) that certain Assumption and Modification Agreement - Revolving Debt dated March 6, 2007 among Summer Infant, Inc., SII, and Lender (the “Fifth Amendment”), by which SII, as successor by merger to Summer Infant, Inc., assumed the obligations of Summer Infant, Inc. under the Loan Agreement, the Note, and the Security Documents, and Lender consented to the merger between Summer Infant, Inc. and SII, (vi) that certain Sixth Amendment Agreement and Allonge between Lender and Borrowers dated as of June 27, 2007 (the “Sixth Amendment”), which Sixth Amendment increased the borrowing availability under the Revolving Loan to $18,500,000 and further extended the maturity of the Revolving Loan, (vii) that certain Seventh Amendment Agreement and Allonge between Lender and Borrowers dated as of October 1, 2007 (the “Seventh Amendment”), which Seventh Amendment increased the borrowing availability under the Revolving Loan to $22,000,000 and further extended the maturity of the Revolving Loan, and (viii) that certain Eighth Amendment Agreement and Allonge between Lender and Borrowers dated as of January 31, 2008 (the “Eighth Amendment”), which Eighth Amendment increased the borrowing availability Revolving Loan to $25,000,000. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement,

B.            The Revolving Loan Advances made under the Revolving Loan and Borrowers’ obligations thereunder are evidenced by that certain Secured Promissory Note of the Borrowers payable to the order of the Lender in the principal amount of $7,500,000 dated July 19, 2005, which principal amount was (i) increased to $11,000,000 pursuant to the terms of the First Amendment, (ii) further increased to $13,000,000 pursuant to the terms of the Third Amendment, (iii) further increased to $17,000,000 pursuant to the terms of the Fourth Amendment, (iv) further increased to $18,500,000 pursuant to the terms of the Sixth Amendment, (v) further increased to $22,000,000 pursuant to the terms of the Seventh Amendment, (vi) further increased to $25,000,000 pursuant to the terms of the Eighth Amendment (said Secured Promissory Note, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and the Eighth Amendment, herein collectively the “Note”).

C.            Borrowers and Lender desire to further increase the borrowing availability under the Revolving Loan and to make other amendments as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             The definition of “Borrowing Limit” in Section 1.01 of the Loan Agreement, as heretofore amended, is hereby further amended in its entirety to read as follows:

““Borrowing Limit” means an amount which shall not exceed the lesser of (a) Thirty Million Dollars ($30,000,000) or (b) the aggregate Dollar Equivalent of (i) eighty-five percent (85%) of Total Eligible Toys R Us Receivables outstanding from time to time, plus (ii) eighty-five percent (85%) of Total Eligible Target Receivables outstanding from time to time, plus (iii) eighty percent (80%) of Eligible Domestic Receivables outstanding from time to time, plus (iv) sixty percent (60%) of the value of Eligible Domestic Inventory, plus (v) fifty percent (50%) of the value of Eligible Foreign Inventory, plus (vi) fifty-five percent (55%) of the value of Intransit Inventory, plus (vii) sixty percent (60%) of Eligible Foreign Receivables outstanding from time to time; provided, however, the amount available for advances against Eligible Domestic Inventory, Intransit Inventory, and Eligible Foreign Inventory shall not exceed the lesser of (A) Fifteen Million Dollars ($15,000,000) or (B) one-half of the borrowing availability under (b) (i) through (vii) above; less one hundred percent (100%) of the undrawn amount of outstanding Letters of Credit.  Notwithstanding anything in this Agreement to the contrary, in the event that Borrowers use a Revolving Loan Advance to fund the Basic Comfort Acquisition, the Borrowing Limit shall be Thirty Million Dollars ($30,000,000) without regard to the limitations set forth in subsection (b) of this definition.”

2.             The definition of “Termination Date” in Section 1.01 of the Loan Agreement and in the Note, as heretofore amended, is hereby further amended to read as follows:

““Termination Date” means April 14, 2008.”

3.             The following definitions are hereby added to Section 1 of the Loan Agreement in their entirety:

“Basic Comfort Acquisition” means the acquisition of the Basic Comfort Assets in accordance with the terms of the Basic Comfort Purchase Agreement.

“Basic Comfort Assets” means the Purchased Assets as that term is described and defined in the Basic Comfort Purchase Agreement.

“Basic Comfort Earn Out” means those earn-out payments due to Basic Comfort Seller from SII pursuant to the terms of the Basic Comfort Purchase Agreement in an amount calculated pursuant to Section 1.5 of the Basic Comfort Purchase Agreement.

“Basic Comfort Purchase Agreement” means that certain Asset Purchase Agreement dated as of March 25, 2008, by and between Basic Comfort Seller, as seller, John D. Lord and Belinda S. Lord, as stockholders of the seller, and SII, as buyer, as amended from time to time, in form and substance reasonably satisfactory to Lender.

“Basic Comfort Seller” means Basic Comfort, Inc., a Colorado corporation.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrowers taken as a whole; (b) a material impairment of the ability of any Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party.

4.             The following Section 5.02 is hereby added to Article V of the Loan Agreement in its entirety:

“5.02  Conditions to Advance for Basic Comfort Acquisition.  The obligation of the Lender to make a Revolving Loan Advance in respect to the Basic Comfort Acquisition is subject to the satisfaction of the following conditions on the closing date of the Basic Comfort Acquisition (unless otherwise waived by Lender), which date shall not be later than March 31, 2009:

(a)           All conditions set forth in Article IV and Section 5.01 shall have been satisfied;

(b)           Borrowers shall have executed and delivered to Lender (or shall have caused to be executed and delivered to Lender by the appropriate Persons)

the following (each of which shall be in form and substance satisfactory to Lender):

(i)            True and correct copies of all material consents, contracts, licenses, instruments and other documents relating to the Basic Comfort Acquisition;

(ii)           Certificates of insurance evidencing all insurance coverage and policy provisions required in this Agreement and the Security Agreement;

(iii)          A pay-off letter (including therein provisions reasonably acceptable to Lender for the delivery or filing of appropriate UCC termination statements and mortgage and lien releases) from all lenders and secured creditors of the Basic Comfort Seller;

(iv)          A properly completed requisition for the advance in accordance with the requirements of this Agreement; and

(v)           Such other supporting documents and certificates as Lender may reasonably request.

(c)           All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to special counsel for Lender.

(d)           Neither an Event of Default nor a Default shall have occurred and be then continuing, or shall result after taking into consideration the effect of the requested Revolving Loan Advance and the Basic Comfort Acquisition.

(e)           Borrowers shall have paid to Lender all reasonable fees required to be paid on the closing date of the Basic Comfort Acquisition pursuant to this Agreement.

(f)            In addition to the foregoing requirements:

(i)            The transactions contemplated by the Basic Comfort Purchase Agreement shall have been previously consummated or shall be consummated contemporaneously with such Revolving Loan Advance in accordance with the terms thereof and, in any event, in a manner reasonably satisfactory to Lender, including, without limitation, the satisfaction in full (simultaneously with, and from the proceeds of, the Revolving Loan Advance or otherwise) of all Indebtedness of the Basic Comfort Seller secured by the assets and properties transferred under the Basic Comfort Purchase Agreement which is not being assumed by the buyer.

(ii)           Lender shall have received reasonable evidence of the Borrowers’ ability to consummate receipt at closing of all permits,

approvals and consents, if any, required with respect to the Basic Comfort Acquisition and any other related transaction contemplated by this Agreement.

(iii)          Lender shall have received copies of any legal opinions delivered by the Basic Comfort Seller pursuant to the Basic Comfort Purchase Agreement in connection with the Basic Comfort Acquisition.

(iv)          There shall not have occurred, in the Agent’s reasonable opinion, any change in the financial condition, management or business operations, or the assets or business of, the Basic Comfort Seller since the Closing Date that could reasonably be expected to have a Material Adverse Effect.

(g)           The aggregate amount of the Revolving Loan Advance funded in connection with the Basic Comfort Acquisition shall not be greater than $5,000,000, which advance shall be used solely to pay a portion of the purchase price of the Basic Comfort Assets and related closing costs in the Basic Comfort Acquisition.

(h)           Lender shall have completed a due diligence investigation of the Basic Comfort Seller, and its Subsidiaries (if any) in scope, and with results, satisfactory to Lender, and shall have been given such access to the management, records, books of account, contracts and properties of the Basic Comfort Seller and its Subsidiaries and shall have received such financial, business and other information regarding each of the foregoing Persons and businesses as they shall have requested, and such other due diligence reports, audits, and certifications as they may reasonably request.  Lender acknowledges that it has received and approved a report prepared by Grant Thornton with respect to the Basic Comfort Acquisition.”

5.             The following subsection (e) is hereby added to Section 8.01 of the Loan Agreement in its entirety:

“(e)         Indebtedness pursuant to the Basic Comfort Seller Earn Out, provided, however, that if a Default or Event of Default exists at the time the Basic Comfort Earn Out becomes due, SII shall exercise its option under the Basic Comfort Purchase Agreement to pay fifty percent (50%) of the Basic Comfort Earn Out using common stock in Summer Infant, Inc.”

6.             The following Section 6.11 is hereby added to the Loan Agreement in its entirety:

“6.11.     Closing of Refinancing.  Notwithstanding anything in this Agreement, the Note or any other Loan Document to the contrary (including, without limitation, the definition of “Termination Date”), Borrowers shall, prior to April 14, 2008, (a) close the proposed syndicated loan transaction with Bank of America, N.A., as administrative agent, upon the terms and conditions set forth in that term sheet executed by SII on February 7, 2008; and (b) repay all Obligations of the Borrowers set forth in this Agreement and the Note using proceeds of such syndicated loan transaction.”

7.             The reference to the dollar symbol and amount “$25,000,000” in the upper right hand corner on page 1 of the Note is hereby deleted and the symbol and number “$30,000,000” is substituted therefor and inserted in place thereof. The reference to the principal amount of “Twenty-Five Million Dollars ($25,000,000)” in the eighth and ninth lines of the first paragraph on page 1 of the Note is hereby deleted and “Thirty Million Dollars ($30,000,000)” is substituted therefor and inserted in place thereof.

8.             An original of this Agreement shall be attached to and made a part of the Note.

9.             SII acknowledges and agrees that the increase in the borrowing availability under the Revolving Loan evidenced by this Agreement constitutes “Obligations,” as such term is defined in the Security Agreement, and thus shall be secured thereby.  Section 1.23 of the Security Agreement is hereby amended in its entirety to read as follows:

“1.23 “Promissory Note” shall mean that certain Secured Promissory Note of the Debtor, Summer Infant Europe Limited, and Summer Infant Asia Limited payable to the order of the Secured Party, dated July 19, 2005 and in the face amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), as increased in amount to Eleven Million Dollars ($11,000,000) pursuant to that certain Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated December 29, 2005, as further increased in amount to Thirteen Million Dollars ($13,000,000) pursuant to that certain Third Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated July 31, 2006, as further increased in amount to Seventeen Million Dollars ($17,000,000) pursuant to that certain Fourth Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated December 21, 2006, as further increased in amount to Eighteen Million Five Hundred Thousand Dollars ($18,500,000) pursuant to that certain Sixth Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated June 27, 2007, as further increased in amount to Twenty-Two Million Dollars ($22,000,000) pursuant to that certain Seventh Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated October 1, 2007, as further increased in amount to Twenty-Five Million Dollars ($25,000,000) pursuant to that certain Eighth Amendment Agreement and Allonge among the Debtor, Summer Infant

Europe Limited, Summer Infant Asia Limited and the Secured Party dated January 31, 2008, and as further increased in amount to Thirty Million Dollars ($30,000,000) pursuant to that certain Ninth Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated March 31, 2008.”

10.           All security for the Revolving Loan and the Note now existing or hereafter granted to Lender, including without limitation all security evidenced, granted or governed by the Security Documents shall be security for the Revolving Loan and the Note as amended by this Agreement.

11.           All references to the Loan Agreement, wherever, whenever or however made or contained, are hereby deemed to be references to the Loan Agreement, as modified by this Agreement. All references to the Note, wherever, whenever or however made or contained, are hereby deemed to be references to the Note, as modified by this Agreement.

12.           By executing this Agreement on behalf of Borrowers in the space designated below, the individual so signing represents and warrants to Lender that he or she has full power and authority to execute this Agreement and to bind Borrowers, and that all corporate actions necessary to authorize and approve execution of this Agreement, and by such individual, have been taken prior to the execution hereof.

13.           This Agreement shall be binding upon and shall inure to the benefit of Borrowers and Lender, and their respective heirs, administrators, executors, successors, and assigns. This Agreement has been made in the State of Rhode Island and shall be governed, construed, applied, and enforced in accordance with the laws of such state without resort to its conflict of laws rules. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law; should any provision of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement.  In addition, the entirety of this Agreement shall continue in full force and effect in all jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

14.           Except as amended hereby, all other terms and provisions of the Loan Agreement, the Note, and the Security Agreement are hereby ratified and confirmed.

15.           The Borrowers hereby warrant that all of the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof and that no Event of Default (as defined in the Loan Agreement) has occurred and is continuing.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment Agreement and Allonge to be executed as of the date first above written.

BANK OF AMERICA, N.A.

By:	/s/David Angell
David Angell, Senior Vice President

SUMMER INFANT (USA), INC.

By:	/s/Joseph Driscoll
Joseph Driscoll, CFO

SUMMER INFANT EUROPE LIMITED

By:	/s/Joseph Driscoll
Joseph Driscoll, CFO

SUMMER INFANT ASIA LIMITED

By:	/s/Joseph Driscoll
Joseph Driscoll, CFO